EXHIBIT 99.1

Evolution Petroleum and PEDEVCO Enter into Strategic Partnership to Jointly

Develop PEDEVCO’s Chaveroo Field in the Permian Basin

HOUSTON, TX / GLOBE NEWSWIRE / September 13, 2023 / Evolution Petroleum Corporation (NYSE American: EPM) ("Evolution") and PEDEVCO Corp. (NYSE American: PED) (“PEDEVCO”) today announced entry into a definitive Participation Agreement to jointly develop PEDEVCO’s Chaveroo oilfield in the Northwest Shelf (“NWS”) of southeastern New Mexico, a conventional oil-bearing San Andres field in the Permian Basin located in Chaves and Roosevelt Counties. The Chaveroo field was originally developed with vertical wells on 40-acre spacing. PEDEVCO has drilled ten horizontal infill wells on ~20-acre spacing which yields most of the field’s current production. The agreement covers approximately 16,000 acres with average working interest (“WI”) and net revenue interest (“NRI”) of 100% and 82%, respectively, all currently owned by PEDEVCO. Evolution will farm-in for an average 50% WI in future horizontal drilling locations on a block-by-block basis with PEDEVCO remaining the operator.

Key Highlights

•	Represents significant collaboration between two experienced independent U.S. publicly traded onshore oil and gas companies.
•	Potential to unlock significant value from the Chaveroo field which has an estimated original oil in place (OOIP) of over 700 million barrels with less than 5% recovered to date.
•	“Block-by-Block” farm-in agreement at fixed price per net acre payable by Evolution to PEDEVCO over 12 development blocks with up to nine drilling locations per development block.
•	At closing, Evolution will fund its share of the acreage portion for the initial two development blocks, covering nine total drilling locations.
•	Evolution, upon funding of its proportionate share of the development of the wells within a development block, becomes eligible to farm-in to the next development block.
•	Learnings from recent horizontal development combined with the extensive vertical delineation of the field has proved up the field for full development via horizontal infill drilling.
•	Strategic partnership further diversifies and increases Evolution’s oil commodity exposure, while allowing PEDEVCO to more aggressively develop the Chaveroo oilfield while freeing it to allocate capital to growth initiatives in the DJ Basin of Colorado and Wyoming.
•	Strategic partnership increases both parties’ ability to throttle organic development, while continuing to pursue accretive M&A activities as they become available.

Kelly Loyd, President and Chief Executive Officer of Evolution, commented, “We are excited to announce our strategic partnership and entry into the Permian basin with PEDEVCO, an organization that shares our goal of providing superior total returns to shareholders. As a 50% WI owner in the initial development blocks and holder of the right to farm-in to the subsequent development blocks, we look forward to our direct collaboration and involvement with the PEDEVCO team as we partner in the further development of the Chaveroo field. The wells drilled and infrastructure installed by PEDEVCO has helped prepare it for full development. Executing on this strategic partnership allows us to add a crucial component to our asset base, the ability to add to production and reserves via drilling of highly attractive yet cost effective wells that we anticipate will be supportive of our dividend for many years to come.”

Mr. Loyd concluded, “There will be times when the most accretive acquisitions are in the ground and times when they are in the market; today’s announcement puts us in a position to thrive in either environment. This view remains critical as we continue to evaluate and execute opportunities that prudently grow the business on a risk-adjusted basis and provide superior through-cycle returns. In the past, we have primarily grown our business through PDP acquisitions, and we expect this trend will continue. However, with our new strategic partnership with PEDEVCO, we can now more easily provide superior returns to our shareholders when the acquisition environment is out of favor. In short, we view today’s announcement as another important step in our continued corporate evolution, and we appreciate the ongoing support of our shareholders and business partners.”

Mr. Schick, President of PEDEVCO added, “We believe this strategic partnership allows PEDEVCO to accelerate the development and, importantly, value of our Chaveroo field. With our increasing activity in the DJ Basin of Colorado and Wyoming, this strategic partnership with Evolution provides us with a solid and experienced partner to aggressively move the development of this high-quality asset forward. We believe our work over the past five years has de-risked in-fill horizontal development of this asset and provided valuable data to continue to enhance results in the field. We look forward to working with Evolution as our partner on this exciting project.”

Advisors

Greathouse Hollway McFadden Trachtenberg acted as legal counsel for Evolution. Roth Capital Partners acted as financial advisor for PEDEVCO.

Evolution Petroleum Conference Call

As previously announced, Evolution Petroleum will host a conference call on Wednesday, September 13, 2023, at 2:00 p.m. Eastern (1:00 p.m. Central) to discuss its fiscal year-end 2023 financial and operating results and outlook. To access the call, please dial 1-844-481-2813 (Toll-free) or 1-412-317-0677. Participants should ask to join the Evolution Petroleum Corporation call. To listen live via webcast, click the link EPM FY'23 Earnings Call or go to the Company's website at www.evolutionpetroleum.com. A webcast replay will be available through September 13, 2024, via the webcast link above and on Evolution's website at www.ir.evolutionpetroleum.com.

About Evolution Petroleum

Evolution Petroleum Corporation is an independent energy company focused on maximizing total shareholder returns through the ownership of and investment in onshore oil and natural gas properties in the U.S. The Company aims to build and maintain a diversified portfolio of long-life oil and natural gas properties through acquisitions, selective development opportunities, production enhancements, and other exploitation efforts. Properties include non-operated interests in the following areas: the Jonah Field in Sublette County, Wyoming; the Williston Basin in North Dakota; the Barnett Shale located in North Texas; the Hamilton Dome Field located in Hot Springs County, Wyoming; the Delhi Holt-Bryant Unit in the Delhi Field in Northeast Louisiana; as well as small overriding royalty interests in four onshore Texas wells. Visit www.evolutionpetroleum.com for more information.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its Permian Basin Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado, and Laramie County, Wyoming. PEDEVCO is headquartered in Houston, Texas. Visit www.pedevco.com for more information.

Cautionary Statement

This press release includes forward-looking statements as defined by the Securities and Exchange Commission (“SEC”). Statements in this press release regarding each of Evolution Petroleum’s and PEDEVCO’s businesses that are not historical facts represent "forward-looking" statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in any forward-looking statements, refer to the heading "Risk Factors" contained in each company’s annual and periodic reports filed with the Securities and Exchange Commission. Neither Evolution Petroleum nor PEDEVCO undertake any obligation to update any forward-looking statement. Inclusion of estimated OOIP is not consistent with “proved reserves” as defined by the SEC, OOIP is an internal estimate calculated by PEDEVCO based on geological studies performed by analyzing all existing vertical wells in the field.

Evolution Petroleum Contact:

Investor Relations

(713) 935-0122

info@evolutionpetroleum.com

PEDEVCO Contact:

PEDEVCO Corp.

(713) 221-1768

PR@pedevco.com